UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 July 31, 2017

TRAQER CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207552	47-3567136
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.7, Xiang’an Road, Dongsheng County,
Zhongshan, Guangdong Province, China
 (Address of principal executive offices)

+86 0760-22826604
 (Registrant's telephone number, including area code)

           N/A
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On July 31, 2017, as a result of two private transactions, the control block of voting stock of Traqer Corp. (the “Company”), represented by 5,000,000 shares of common stock (the “Shares”), was transferred from Bess Audrey Lipschutz and Shlomit Chaya Frommer to JIANG Limei, AO Xiaomi, JIANG Lixin, CHEN Haopeng, CHEN Zhongsheng, ZHONG Ruiming, LAI Zhiming, CHEN Liming, FU Xiaobin, ZHENG Zhenyuan, LI Hongling, MAI Zhangying, ZENG Huaxiu, MAI Lichan, CHEN Lin, LIU Zhenping, JIANG Shimin (collectively, the “Buyers”), and a change of control of the Company occurred. The consideration paid for the Shares, which represents 86.78% of the issued and outstanding share capital of the Company, on a fully-diluted basis, was $340,506.25. The source of the cash consideration for the Shares was personal funds of the Buyers. In connection with the transaction, Bess Audrey Lipschutz and Shlomit Chaya Frommer released the Company from all current liabilities and notes payable to a related party, including the $149,137 and $121,550, respectively, reported in the financial statements to the Company’s quarterly report on Form 10-Q for the period ending May 31, 2017.

Except as disclosed below under Item 5.02, there are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on July 31, 2017, the existing directors and officers resigned, with the resignations of Bess Audrey Lipschutz and Shlomit Chaya Frommer as directors becoming effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company. Accordingly, Bess Audrey Lipschutz has consented to step down as an officer immediately and as a Member of the Board of Directors of the Company, effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company, Shlomit Chaya Frommer has consented to step down as an officer immediately and as a Member of the Board of Directors of the Company, effective ten (10) days following the mailing of the Form 14-F to the shareholders of the Company, and Ajay Movalia, serving as a director, ceased to be a director of the Company. At the effective date of the transfer, JIANG Limei assumed the role as Chairman of the Board of Directors and President, Chief Executive Officer, Principal Financial Officer, and Treasurer of the Company.

Mr. JIANG Limei, age 46, graduated from The Bureau Secondary School of Meitian Mineral Bureau of Guangdong Province in 1989.

In 1992, Mr. JIANG worked at Guangdong Meitian Mineral Bureau Cement Plant, as a sales director. As a sales director, he handled the daily operations and the supervision of the entire sales department. At the same time, he was the person-in-charge of cement production department. Since 1994, he has worked for Jiangmen Toyo Ink Co. Ltd as vice president, who is responsible for the daily operation and the sales distribution channel.

After 20 years’ experience in sales and operation, Mr. JIANG has been appointed as a Chief Executive Officer, President, Secretary, Treasure and Chairman of Board of Directors in July 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1          Resignation and appointment of officer and directors.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2017

Traqer Corp. /s/ JIANG Limei —————————————— By: JIANG Limei Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.